UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_____________

FORM 8-K

_____________

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 8, 2017

LHC GROUP, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33989	71-0918189
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

901 Hugh Wallis Road South

Lafayette, LA 70508

(Address of Principal Executive Offices, including Zip Code)

(337) 233-1307

(Registrant's telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company [   ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [   ]

Item 5.07 Submission of Matters to a Vote of Security Holders

The following matters were acted upon at the 2017 Annual Meeting of Stockholders held on June 8, 2017:

1.	Election of Directors. On the election of three (3) nominees to serve as Class III directors of the Company for a term of three (3) years, expiring at the 2020 Annual Meeting of Stockholders:

Name	For	Withhold Authority	Broker Non-vote
Keith G. Myers	15,630,379	828,035	430,867
Christopher S. Shackleton	16,114,478	343,936	430,867
Brent Turner	16,162,925	295,489	430,867

2.	Executive Compensation Advisory Vote: Votes regarding an advisory (non-binding) vote approving executive compensation were as follows:

For	Against	Abstain	Broker Non-vote
16,138,488	315,731	4,194	430,868

3.

Frequency of Executive Compensation Advisory Vote: Votes regarding an advisory (non-binding) vote recommending the frequency of an advisory (non-binding) vote approving executive compensation were as follows:

Every 1 Year	Every 2 Years	Every 3 Years	Abstain	Broker Non-vote
13,669,148	1,406	2,778,916	8,943	430,868
4.

Ratification of Selection of Public Accounting Firm. On the ratification of the selection of KPMG, LLP to serve as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2017:

For	Against	Abstain	Broker Non-vote
16,812,624	76,085	572	-

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LHC GROUP, INC.

By:   /s/ Joshua L. Proffitt

Joshua L. Proffitt

Executive Vice President and Chief

Financial Officer

Dated: June 13, 2017